Exhibit 16

May 21, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Ameron International Corporation’s Form 8-K dated May 21, 2003, and we have the following comments:

1.     We agree with the statements made in Items 4(a)(i), 4(a)(ii), 4(a)(iv), 4(a)(v), and 4(a)(vi).

2.     We have no basis on which to agree or disagree with the statements made in Items 4(a)(iii) and 4(b)(i).

Yours truly,

/s/ Deloitte & Touche LLP
Los Angeles, California